FOR IMMEDIATE RELEASE

AEYE REPORTS THIRD QUARTER 2022 RESULTS

Third quarter revenue in line with expectations

Product launch, new markets expansion, and continued momentum with existing partners provide foundation for growth

Dublin, Calif. – November 10, 2022 — AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high performance lidar solutions, today announced its results for the third quarter, ended September 30, 2022.

“As planned, today we are excited to launch our 4Sight™ line of products which we believe to be built on the industry’s premier high performance adaptive lidar platform. The reaction we are getting from users who require high performance capabilities like autonomous hub-to-hub trucking, true high-speed highway autopilot, and other high-impact industrial, aerospace, and defense applications is incredibly encouraging. We believe the 4Sight platform is groundbreaking and will accelerate the adoption of lidar across diverse markets. The 4Sight platform differs from many other “point” lidar solutions in that it is natively architected to integrate with other sensors and across networks to not only deliver optimal pre-perception data, but also help users customize how, when, and where they process critical information to make autonomous decisions,” said Luis Dussan, founder and chief technology officer of AEye.

“Today, we also are announcing that we have broken ground on our high-volume manufacturing line at Sanmina’s future plant in Thailand. The commitment from our partners to build out high-volume and low-cost manufacturing capabilities represents an important accomplishment and is a key component in our differentiated business model to drive market and customer expansion as the lidar industry scales. We believe AEye is the only lidar supplier to have two manufacturing partners, Sanmina and Continental, in a capital-light business model,” said Blair LaCorte, chief executive officer of AEye.

Q3 2022 Financials

●	Revenue of $0.8 million in the third quarter of 2022.

●	GAAP net loss was $(23.6) million in the third quarter of 2022, or $(0.15) per share based on 159.3 million weighted average common shares outstanding.

●	Non-GAAP net loss was $(17.0) million in the third quarter of 2022, or $(0.11) per share based on 159.3 million weighted average common shares outstanding.

●	Cash, cash equivalents, and marketable securities were $112.2 million as of September 30, 2022. This excludes up to $122 million in available liquidity from our Common Stock Purchase Agreement with Tumim Stone Capital LLC.

Conference Call and Webcast Details

AEye management will hold a conference call today, November 10, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Blair LaCorte and CFO Bob Brown will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

The call is also accessible via telephone through the following details:

Dial in Information:

●        Participant Toll-Free Dial-In Number: 844-763-8274

●	Participant International Dial-In Number: 412-717-9224

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, logistics and off-highway applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most; delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance. AEye has a global presence through its offices in Germany, Japan, Korea, and the United States.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to investors for a more consistent basis of comparison and to help investors evaluate the results of the Company’s on-going operations, and to help enable more meaningful period-to-period comparison. Non-GAAP financial measures are presented only as supplemental information for the purpose of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This presentation includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus expenses related to registrations on Form S-1/S-3, plus stock issuance costs, less change in fair value of embedded derivative and warrant liabilities, plus debt issuance costs, less the gain on PPP loan forgiveness; and

●	Adjusted EBITDA which is defined as non-GAAP net loss plus amortization and depreciation expense, plus interest expense and other, less interest income and other, plus provision for income tax expense.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about AEye’s products, the Company’s progress in commercialization and manufacturing, the potential of new market segments, and the Company’s expected future growth, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that AEye’s product launch, new markets expansion, or continued momentum with existing partners may not provide a foundation for growth to the extent anticipated or in the timeframe contemplated, or at all; (ii) the risks that AEye’s 4Sight line of products may not be perceived in the marketplace as the industry’s premier high performance adaptive lidar platform to the extent anticipated, or at all; (iii) the risks that AEye’s high performance lidar may not be sufficiently different from other “point” lidar solutions to permit the AEye products to have a competitive advantage in the marketplace or be compelling to customers to the extent anticipated, or at all; (iv) the risks that the 4Sight platform is not perceived by the marketplace as groundbreaking to the extent anticipated, or at all; (v) the risks that the 4Sight platform, by itself, or in conjunction with other lidar products on the market, does not accelerate the adoption of lidar across any markets, to the extent anticipated, or at all; (vi) the risks that AEye’s 4Sight platform may not integrate with other sensors or across networks to deliver optimal pre-perception data, or help users customize how, when, and where they process critical information to make autonomous decisions to the extent anticipated, or at all; (vii) the risks that the reactions AEye has received from users, including those who require high performance capabilities, like autonomous hub-to-hub trucking, true high-speed highway autopilot, and other high-impact industrial, aerospace, and defense applications, will not translate into product orders as anticipated, or at all; (viii) the risks that the low-cost high-volume manufacturing line at Sanmina’s future plant in Thailand will be operational in the timeframe contemplated, or at all, and, that once operational, will achieve the cost structure or volumes anticipated; (ix) the risks that AEye’s competitors adopt a capital-light business model, or such competitors commence operations with additional manufacturing partners; (x) the risks that our partners will not build out the high-volume and low-cost manufacturing capabilities as anticipated, or at all, or in the timeframe anticipated; (xi) the risks that the high-volume and low-cost manufacturing capabilities fail to drive market and customer expansion as anticipated, or at all; (xii) the risks that AEye may not be able to successfully navigate either or both of the supply chain disruptions it faces or the inflationary challenges that currently exist and which may continue for a time period that is longer than anticipated, or is more severe than contemplated; (xiii) the risks that AEye’s innovative, capital-light, and high margin business model will not enable AEye to achieve future growth to the extent anticipated or in the timeframe contemplated, or at all; (xiv) the risks that the traction gained by AEye to date will translate into future growth, revenue, or profitability to the extent anticipated or in the timeframe contemplated, or at all;

(xv) the risks that AEye will be unable to strengthen its competitive position or deliver on its key objectives in 2022 due to supply chain disruptions, economic uncertainties, or otherwise; (xvi) the risks that competing technologies will improve over time to become operationally equivalent or more cost-effective, or both, as compared to AEye’s product offering; (xvii) the risks that competitors may introduce products with similar capabilities to AEye’s products and such competitive products are able to take some or all of the market share away from AEye; (xviii) the risks that AEye’s products will not meet the diverse range of performance and functional requirements of AEye’s target markets and customers; (xix) the risks that AEye’s products will not function as anticipated by AEye or by AEye’s target markets and customers; (xx) the risks that the size of the total available market for the use of lidar will be smaller than predicted or take longer to come to fruition than predicted; (xxi) the risk that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xxii) changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxiii) the risks that AEye may not continue to execute against its business plan to the extent anticipated, or at all; (xxiv) the risks that AEye may be unable to deliver on the promise of SAE Level 4 autonomous driving, hub-to-hub autonomous trucking, or highway autopilot, to the extent anticipated, or at all; (xxv) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xxvi) the risks that AEye’s products will not function as anticipated by AEye, or by target markets and customers; (xxvii) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xxviii) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xxix) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxx) the risks that AEye is unable to adequately implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xxxi) the risks of downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by the COVID-19 pandemic, including the Delta and Omicron variants, as well as future variants and subvariants, which has caused significant economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Quarterly Report on Form 10-Q that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC. Condensed Consolidated Balance Sheets (In thousands) (Unaudited)
	September 30, 2022	December 31, 2021

ASSETS
Current Assets:
Cash and cash equivalents	$58,490	$14,183
Marketable securities	53,699	149,824
Accounts receivable, net	624	4,222
Inventories, net	4,024	4,085
Prepaid and other current assets	5,496	5,051
Total current assets	122,333	177,365
Right-of-use assets	15,847	—
Property and equipment, net	7,621	5,129
Restricted cash	2,150	2,150
Other noncurrent assets	2,739	1,509
Total assets	$150,690	$186,153

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$1,175	$2,542
Accrued expenses and other current liabilities	9,888	8,739
Contract liabilities	1,518	2,287
Convertible notes	9,512	—
Total current liabilities	22,093	13,568
Operating lease liabilities, noncurrent	17,058	—
Deferred rent, noncurrent	—	3,032
Other noncurrent liabilities	518	786
Total liabilities	39,669	17,386
Stockholders’ Equity (Deficit):
Preferred stock	—	—
Common stock	16	16
Additional paid-in capital	339,408	320,937
Accumulated other comprehensive loss	(1,636)	(391)
Accumulated deficit	(226,767)	(151,795)
Total stockholders’ equity (deficit)	111,021	168,767
Total liabilities and stockholders’ equity (deficit)	$150,690	$186,153

AEYE, INC. Condensed Consolidated Statements of Operations (In thousands, except share and per share data) (Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Revenue:
Prototype sales	$652	$127	$1,182	$588
Development contracts	115	—	1,373	615
Total revenues	767	127	2,555	1,203
Cost of revenue	2,708	466	5,617	1,537
Gross profit (loss)	(1,941)	(339)	(3,062)	(334)

Operating Expenses:
Research and development	8,971	7,468	28,309	19,030
Sales and marketing	4,466	2,991	14,405	6,489
General and administrative	7,896	6,086	29,053	13,846
Total operating expenses	21,333	16,545	71,767	39,365
Loss from operations	(23,274)	(16,884)	(74,829)	(39,699)

Other income (expense), net:
Change in fair value of embedded derivative liability and warrant liabilities	16	341	125	222
Gain on PPP loan forgiveness	—	—	—	2,297
Interest income and other	335	69	1,109	74
Interest expense and other	(688)	(919)	(1,338)	(2,871)
Total other income (expense), net	(337)	(509)	(104)	(278)
Provision for income tax expense	13	—	39	—
Net loss	$(23,624)	$(17,393)	$(74,972)	$(39,977)

Per Share Data
Net loss per common share (basic and diluted)	$(0.15)	$(0.15)	$(0.48)	$(0.39)
Weighted average common shares outstanding (basic and diluted)	159,312,203	114,891,595	156,702,000	102,953,263

AEYE, INC. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(74,972)	$(39,977)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	794	769
Noncash lease expense relating to operating lease right-of-use assets	993	—
Inventory write-downs, net of scrapped inventory	576	—
Change in fair value of embedded derivative liability and warrant liabilities	(125)	(222)
Noncash gain on PPP loan forgiveness	—	(2,297)
Stock-based compensation	18,003	6,522
Amortization of debt issuance costs	—	725
Amortization of debt discount	—	752
Realized loss on redemption of marketable securities	77	—
Amortization of premiums on marketable securities, net of change in accrued interest	1,211	47
Other	—	286
Changes in operating assets and liabilities:
Accounts receivable, net	3,598	9
Inventories, current and noncurrent, net	(2,256)	(2,197)
Prepaid and other current assets	(445)	(5,305)
Other noncurrent assets	420	(142)
Accounts payable	(1,236)	840
Accrued expenses and other current liabilities	220	1,417
Operating lease liabilities	(983)	—
Deferred rent	—	(400)
Contract liabilities	(1,400)	(415)
Net cash used in operating activities	(55,525)	(39,588)
Cash flows from investing activities:
Purchase of property and equipment	(3,402)	(713)
Proceeds from redemptions and maturities of marketable securities	93,592	—
Purchase of available-for-sale securities	—	(129,999)
Net cash provided by (used in) operating activities	90,190	(130,712)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,032	100
Proceeds from Business Combination and PIPE financing	—	256,811
Transaction costs related to Business Combination and PIPE financing	—	(50,985)
Proceeds from the issuance of convertible notes	10,000	8,045
Proceeds from bank loan	—	10,000
Principal payments on bank loans	—	(13,333)
Payment of debt issuance costs	—	(717)
Taxes paid related to the net share settlement of equity awards	(4,252)	—
Repurchase of stock options	—	(1,500)
Proceeds from issuance of common stock under the Common Stock Purchase Agreement	2,891	—
Stock issuance costs related to the Common Stock Purchase Agreement	(29)	—
Net cash provided by financing activities	9,642	208,421
Net increase in cash, cash equivalents and restricted cash	44,307	38,121
Cash, cash equivalents and restricted cash at beginning of period	16,333	16,497
Cash, cash equivalents and restricted cash at end of period	$60,640	$54,618

AEYE, INC. Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except share and per share data) (Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
GAAP net loss	$(23,624)	$(17,393)	$(74,972)	$(39,977)
Non-GAAP adjustments:
Stock-based compensation	6,106	2,292	18,003	6,522
Expenses related to registration statement on Form S-1/S-3s	54	1,773	304	2,198
Change in fair value of embedded derivative and warrant liabilities	(16)	(341)	(125)	(222)
Stock issuance costs	—	—	28	—
Debt issuance costs	437	—	437	—
Gain on PPP Loan Forgiveness	—	—	—	(2,297)
Non-GAAP net loss	$(17,043)	$(13,669)	$(56,325)	$(33,776)
Depreciation and amortization expense	331	271	794	769
Interest income and other	(335)	(69)	(1,109)	(74)
Interest expense and other	307	919	928	2,871
Provision for income tax expense	13	—	39	—
Adjusted EBITDA	$(16,727)	$(12,548)	$(55,673)	$(30,210)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.15)	$(0.48)	$(0.39)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(0.12)	$(0.36)	$(0.33)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	159,312,203	114,891,595	156,702,000	102,953,263
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	159,312,203	114,891,595	156,702,000	102,953,263

Contacts

Media:

Jennifer Deitsch

AEye, Inc.

jennifer@aeye.ai

925-400-4366

Andie Davis

Landis Communications Inc.

AEye@landispr.com

415-717-9133

Investors:

Clyde Montevirgen

AEye, Inc.

cmontevirgen@aeye.ai

925-400-4366

Will Stack

Lambert & Co.

AEye@lambert.com

212-971-9718